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                                                                      EXHIBIT 99


NEWS RELEASE

INTREPID CAPITAL ACQUIRES ALLEN C. EWING FINANCIAL SERVICES, INC.

     Intrepid Capital Corp. ("Intrepid") (Nasdaq: ICAP), acquired all of the outstanding capital stock of Allen C. Ewing Financial Services, Inc., ("Ewing") a Jacksonville, Florida based investment banker that has earned over its 30-plus year history a national reputation as a specialist in Florida bank and thrift securities.

     Forrest Travis, President and Chief Executive Officer of Intrepid, estimated that the two companies' combined client assets will be between $400 and $500 million. The deal was consummated Wednesday for a combination of cash and subordinated convertible promissory notes.

     Travis said, "The merger complements the services we now offer, with Ewing's expertise in making markets in Florida securities and providing corporate finance services, including initial public offerings, mergers and acquisitions, and private placements.

     "Twelve talented people will be joining our team, doubling our professional staff," said Travis. Benjamin C. Bishop, Jr., Ewing's chief executive officer ("CEO"), and Arnold A. Heggestad, Ph.D., Holloway Professor of Finance at the University of Florida, both members of the Ewing board, will be elected to the Intrepid Board of Directors. Travis will join the Ewing board and continues as President/CEO and Chairman of Intrepid.

     Ewing will continue to operate as it does currently, but as a wholly-owned subsidiary of Intrepid. Bishop will continue as CEO of Ewing, and Brian C. Beach will be elected Executive Vice President of Ewing and a member of the Ewing Board of Directors.

     Ewing was established originally in Jacksonville, Florida, in the early 1960s. The present owners acquired the company in 1973. Ewing's primary office is in Jacksonville and conducts its trading operations from an office in Tampa.

     Ewing has represented more than 110 Florida independent banks in direct merger negotiations and business appraisals, including the provision of "fairness" opinions. Ewing also makes primary trading markets in almost all publicly-held Florida community banks and thrifts and several other publicly traded Florida companies.

     Intrepid became a public company traded on the NASDAQ last year with the merger of Enviroq Corporation with and into a subsidiary of Intrepid. After the acquisition of Ewing, Intrepid will have four divisions -- Intrepid
Capital Management, Inc., Intrepid's core business of investment management, Capital Research Corporation, Intrepid's existing broker-dealer, Allen C. Ewing & Co., investment bankers, and Enviroq Corporation.
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For further information: Forrest Travis, President/CEO 904/350-9999

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange act of 1934, as amended, and other applicable securities laws. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of assets
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under management, any statements of the plans, strategies, and objectives of management for future operation, any statements concerning proposed services and any statement of belief. Such forward-looking statements are subject to inherent risks and uncertainties, and actual results could differ materially from those anticipated by the forward-looking statements. Although the Company believes that the expectations reflected in any of its forward-looking statements will prove to be correct, actual results could differ materially from those projected or assumed in the Company's forward-looking statements. These risks and uncertainties include, but are not limited to: risks inherent in the securities and investment markets, changes in economic conditions, competition from third parties, changes in interest rates, dependence on suppliers, changes in the broker-dealer and investment advisory rules and regulations, dependence upon key personnel, and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and its Form 10-QSB for the first quarter of fiscal 1999. In addition, there are inherent risks in consummating the transaction described above and executing the strategy it entails. These risks include the difficulty of integrating two business organizations, the difficulty of achieving potential operational and business synergies, the necessity of obtaining regulatory approvals, and the risk associated with the debt financing of the transaction and future debt service requirements.